UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CTO REALTY GROWTH, INC.

(Exact name of registrant as specified in its charter)

Maryland	59-0483700
(State of incorporation or organization)	(IRS Employer Identification No.)

1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida	32114
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No. 333-254970

Securities registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of CTO Realty Growth, Inc. (the “Registrant”) is set forth under the heading “Description of the Series A Preferred Stock” included in the Registrant’s Prospectus Supplement dated June 28, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Capital Stock—Description of Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-254970), which was filed by the Registrant with the Commission on April 1, 2021, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of CTO Realty Growth, Inc., as amended by the Articles of Amendment (Name Change), filed as Exhibit 3.1 to the registrant’s current report on Form 8-K12B filed February 1, 2021, and incorporated herein by reference.

3.2*	Articles Supplementary of 6.375% Series A Cumulative Redeemable Preferred Stock of CTO Realty Growth, Inc.

3.3	Second Amended and Restated Bylaws of CTO Realty Growth, Inc., effective as of January 29, 2021, filed as Exhibit 3.2 to the registrant’s current report on Form 8-K12B filed February 1, 2021, and incorporated herein by reference.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CTO REALTY GROWTH, INC.

By:	/s/ Matthew M. Partridge
Name:	Matthew M. Partridge
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: July 1, 2021

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